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                                                                    EXHIBIT 23.2

                       Consent of McGladrey & PULLEN, LLP

  We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 (No.     ) of our reports dated February 22, 2001,
relating to consolidated financial statements of NTELOS Inc., and dated February 22, 2001, relating to the financial statements of West Virginia PCS Alliance, L.C., incorporated by reference into or included in the 2000 Annual Report on Form 10-K of NTELOS Inc. We also consent to the incorporation by reference in this Registration Statement of our reports dated February 13, 2001 relating to the consolidated financial statements of R&B Communications, Inc. included on the Current Report on Form 8-K of NTELOS Inc. as of April 24, 2001, and dated February 17, 2000, relating to the financial statements of Virginia PCS Alliance, L.C. included in the Prospectus of NTELOS Inc. (formerly CFW Communications Company) filed November 9, 2000 pursuant to Rule 424(b). We also consent to the references to our Firm under the caption "Experts" in the prospectus.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia
April 24, 2000